Exhibit 99.1

Ryman Hospitality Properties, Inc. Postpones Investor Day due to Inclement Nashville
Weather and Releases Preliminary 2023 Financial Results

NASHVILLE, Tenn. – (January 15, 2024) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today announced it is postponing its Investor Day due to inclement Nashville winter weather causing hazardous travel conditions. The Company’s Investor Day will now be held on January 30th, 2024, at the Gaylord Opryland Resort & Convention Center in Nashville, Tennessee and will be webcast live as described below.

The postponement is not related to any change in the Company’s operations or financial results. The Company also today provided the following preliminary financial results for the three months and twelve months ended December 31, 2023.

Mark Fioravanti, President and Chief Executive Officer of the Company said, “We regret to inform you that the scheduled Investor Day has been postponed to January 30th, 2024. The safety of our attendees and employees is our top priority, and heavy snow and inclement weather conditions in Nashville have made it unsafe to proceed with the event as previously planned.”

Regarding the Company's preliminary 2023 financial results, Fioravanti continued, “While we anticipated a strong end to 2023, the results seen throughout our businesses exceeded our expectations, with net income expected to be between $336 million and $348 million, and expected consolidated Adjusted EBITDAre of approximately $691 million, both representing annual records. Our Hospitality segment and Entertainment segment each set full-year operating income and Adjusted EBITDAre records.”

($ in millions, except per share figures)	Preliminary Q4 2023 Results		Preliminary FY 2023 Results
(unaudited, subject to change)	Low	High	Low	High
Operating Income	$125	$125	$453	$453

Net Income [1]	$164	$176	$336	$348

Net Income Available to Common Stockholders [1]	$138	$150	$308	$320
Net Income Available to Common Stockholders per Diluted Share [1]	$2.30	$2.44	$5.29	$5.43

Adjusted EBITDAre [2]	$187	$187	$691	$691

Adjusted Funds From Operations (AFFO) [2]	$125	$127	$471	$473
AFFO per Diluted Share [2]	$2.07	$2.10	$8.06	$8.10

Weighted Average Diluted Shares [3]	60,058	60,058	58,061	58,061
Weighted Average Diluted Shares and OP units [3]	60,453	60,453	58,456	58,456

($ in millions, except RevPAR and Total RevPAR)	Preliminary Q4 2023 Results		Preliminary FY 2023 Results
(unaudited, subject to change)	Low	High	Low	High
Hospitality RevPAR (Same-Store) [4]	$184	$184	$175	$175
Hospitality Total RevPAR (Same-Store) [4]	$525	$525	$458	$458

Hospitality Operating Income	$116	$116	$421	$421
Hospitality Adjusted EBITDAre [2]	$167	$167	$623	$623

Entertainment Operating Income	$21	$21	$76	$76
Entertainment Adjusted EBITDAre [2]	$31	$31	$100	$100

Corporate and Other Operating Loss	$(12)	$(12)	$(44)	$(44)
Corporate and Other Adjusted EBITDAre [2]	$(10)	$(10)	$(32)	$(32)

(1)	The Company is expecting an income tax benefit between $95-$107 million in the fourth quarter, which relates primarily to the release of valuation allowances.
(2)	For the Company’s definitions of Adjusted EBITDAre, Adjusted FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders per diluted share, as well as a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see “Non-GAAP Financial Measures,” “EBITDAre and Adjusted EBITDAre Definition,” “FFO, Adjusted FFO and Adjusted FFO available to common stockholders and unit holders Definition” and “Supplemental Financial Results” below.
(3)	Diluted net income per share and adjusted FFO available to common stockholders and unit holders per diluted share/unit does not include the equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company's OEG business, which may be settled in cash or shares at the Company's option, as these shares are currently anti-dilutive.
(4)	Same-store Hospitality segment excludes JW Marriott San Antonio Hill Country Resort & Spa (“JW Marriott Hill Country”), which was acquired June 30, 2023.

“Sales production finished strong in 2023, as same-store new gross definite rooms revenue booked for all future years set an all-time quarterly record in Q4 2023, an increase of 29% over Q4 2022, and an all-time yearly record in 2023, an increase of 19% over 2022. In addition, same-store gross new definite average daily rate (ADR) booked for all future years set another all-time quarterly record in Q4 2023 at $275, up 8.5% over Q4 2022, and an all-time yearly record in 2023 at $268, up 8.5% over 2022.”

	Same-Store Hospitality Performance Metrics [1]
	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2023	2022	% ∆		2023	2022	% ∆
Gross Definite Rooms Nights Booked	1,235,718	1,037,603	19.1%		2,931,296	2,675,174	9.6%
Net Definite Rooms Nights Booked	1,055,406	810,760	30.2%		2,302,717	1,805,598	27.5%
Group Attrition (as % of contracted block)	14.0%	15.5%	-1.5	pt	15.2%	20.6%	-5.4	pt
Cancellations ITYFTY [2]	3,249	2,533	28.3%		68,436	205,662	-66.7%
Gross Definite ADR on Room Nights Booked	$275.18	$253.57	8.5%		$268.43	$247.32	8.5%

(1)	Same-store Hospitality segment excludes JW Marriott San Antonio Hill Country Resort & Spa (“JW Marriott Hill Country”), which was acquired June 30, 2023.
(2)	“ITYFTY” represents In The Year For The Year.

Fioravanti concluded “The continued strength of our businesses and the robust bookings from our group customers across all future periods gives us confidence in our long-term growth plans. We look forward to sharing more information at our rescheduled Investor Day.”

The Company will host an Investor Day on January 30th, 2024, in Nashville and will feature presentations and a question-and-answer session with the Company’s senior management team. Due to limited capacity, in-person attendance is by invitation only. A link to the live webcast, and presentation materials, will be available on the Investor Relations section of the Company’s website at https://ir.rymanhp.com. The event will begin at 9:00 a.m. ET and conclude at approximately 1:00 p.m. ET. Questions for management may be submitted to InvestorRelations@RymanHP.com at any time prior to, or during, the event. Following the live event, a replay of the webcast will be available on the Investor Relations section of the Company's website.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and entertainment experiences. The Company’s holdings include Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; Gaylord National Resort & Convention Center; and Gaylord Rockies Resort & Convention Center, five of the top seven largest non-gaming convention center hotels in the United States based on total indoor meeting space. The Company also owns the JW Marriott San Antonio Hill Country Resort & Spa as well as two ancillary hotels adjacent to our Gaylord Hotels properties. The Company’s hotel portfolio is managed by Marriott International and includes a combined total of 11,414 rooms as well as more than 3 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. RHP also owns a 70% controlling ownership interest in Opry Entertainment Group (OEG), which is composed of entities owning a growing collection of iconic and emerging country music brands, including the Grand Ole Opry, Ryman Auditorium, WSM 650 AM, Ole Red, Nashville-area attractions, and Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at the Moody Theater, located in downtown Austin, Texas. RHP operates OEG as its Entertainment segment in a taxable REIT subsidiary, and its results are consolidated in the Company’s financial results.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of the Company’s business, anticipated business levels, estimated financial results for the Company for periods in which the Company’s financial results have not been finalized and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effects of inflation on the Company’s business, including the effects on costs of labor and supplies and effects on group customers at the Company’s hotels and customers in OEG’s businesses, the Company’s ability to remain qualified as a real estate investment trust (“REIT”), the Company’s ability to execute our strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, the Company’s ability to borrow funds pursuant to its credit agreements and to refinance indebtedness and/or to successfully amend the agreements governing its indebtedness in the future, changes in interest rates, any effects of COVID-19 on the Company’s and the hospitality and entertainment industries generally, the Company’s integration of the JW Marriott Hill Country, the Company’s ability to identify and capitalize on additional value creation opportunities at the JW Marriott Hill Country and the occurrence of any event, change or other circumstance that could limit the Company’s ability to capitalize on any additional value creation opportunities it identifies at the JW Marriott Hill Country. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Preliminary Estimated Financial Results

The Company is presenting preliminary estimates of certain estimated financial and operating results as of and for the three months and twelve months ended December 31, 2023, based upon the information available to the Company as of the date of this press release. These estimates for the periods ending December 31, 2023, are not a comprehensive statement of the Company’s results for such periods, and the Company’s actual results may differ materially from these preliminary estimated results. These estimates are preliminary and are inherently uncertain and subject to change as the Company completes the preparation of its consolidated financial statements and related notes and completion of its financial close procedures for the twelve months ended December 31, 2023. Therefore, you should not place undue reliance upon this information. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information included in this presentation and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The Company currently intends to release its finalized fourth quarter and full year earnings results after the market closes on February 22, 2024, and management will hold a conference call to discuss the results at noon ET on February 23, 2024. In addition, you should carefully review the Company’s consolidated financial statements for the twelve months ended December 31, 2023, when they become available.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K and subsequent filings. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage, and other ancillary services revenue by room nights available to guests for the period. Hospitality metrics do not include the results of the W Austin, which is included in the Entertainment segment.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

EBITDAre and Adjusted EBITDAre Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as Net Income (calculated in accordance with GAAP) plus interest expense, income tax expense (benefit), depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property of the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented:

-	preopening costs;

-	non-cash lease expense;
-	equity-based compensation expense;
-	impairment charges that do not meet the NAREIT definition above;
-	credit losses on held-to-maturity securities;
-	transaction costs of acquisitions;
-	interest income on bonds;
-	loss on extinguishment of debt;
-	pension settlement charges;
-	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and
-	any other adjustments we have identified herein.

We use EBITDAre and Adjusted EBITDAre and segment-level EBITDAre and Adjusted EBITDAre to evaluate our operating performance. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP financial measures, when combined with the primary GAAP presentation of Net Income or Operating Income, as applicable, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre provides useful information to investors regarding our operating performance and debt leverage metrics.

FFO, Adjusted FFO, and Adjusted FFO available to common stockholders and unit holders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as Net Income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures.

To calculate Adjusted FFO available to common stockholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

-	right-of-use asset amortization;
-	impairment charges that do not meet the NAREIT definition above;
-	write-offs of deferred financing costs;
-	amortization of debt discounts or premiums and amortization of deferred financing costs;
-	loss on extinguishment of debt;
-	non-cash lease expense;
-	credit loss on held-to-maturity securities;
-	pension settlement charges;
-	additional pro rata adjustments from unconsolidated joint ventures;
-	(gains) losses on other assets;
-	transaction costs on acquisitions;
-	deferred income tax expense (benefit); and
-	any other adjustments we have identified herein.

FFO available to common stockholders and unit holders and Adjusted FFO available to common stockholders and unit holders exclude the ownership portion of joint ventures not controlled or owned by the Company.

We present Adjusted FFO per diluted share as non-GAAP measures of our performance in addition to our net income available to common shareholders per diluted share (calculated in accordance with GAAP). We calculate Adjusted FFO per diluted share as our Adjusted FFO (defined as set forth above) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.

We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present, and any related per share measures, should not be considered as alternative measures of our Net Income, operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income, Operating Income (Loss), or cash flow from operations.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Executive Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Jennifer Hutcheson, Chief Financial Officer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6320	(929) 266-6315
jhutcheson@rymanhp.com	robert.winters@alpha-ir.com
~or~
Sarah Martin, Vice President Investor Relations
Ryman Hospitality Properties, Inc.
(615) 316-6011
sarah.martin@rymanhp.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2023		December 31, 2023
	(Preliminary)		(Preliminary)
	Low	High	Low	High
Consolidated
Net income	$164	$176	$336	$348
Interest expense, net	54	54	190	190
Benefit for income taxes (1)	(95)	(107)	(88)	(100)
Depreciation & amortization	56	56	211	211
EBITDAre	179	179	649	649
Equity-based compensation expense	4	4	15	15
Pro rata adjusted EBITDAre from unconsolidated joint ventures	-	-	11	11
Other (2)	4	4	16	16
Adjusted EBITDAre	$187	$187	$691	$691

Hospitality segment
Operating income	$116	$116	$421	$421
Depreciation and amortization	49	49	187	187
Other (2)	2	2	15	15
Adjusted EBITDAre	$167	$167	$623	$623

Same-Store Hospitality segment (3)
Operating income	$111	$111	$408	$408
Depreciation and amortization	44	44	172	172
Other (2)	2	2	15	15
Adjusted EBITDAre	$157	$157	$595	$595

Entertainment segment
Operating income	$21	$21	$76	$76
Depreciation and amortization	8	8	24	24
Equity-based compensation	1	1	4	4
Pro rata adjusted EBITDAre from unconsolidated joint ventures	-	-	(7)	(7)
Other (2)	1	1	3	3
Adjusted EBITDAre	$31	$31	$100	$100

Corporate segment
Operating loss	$(12)	$(12)	$(44)	$(44)
Depreciation and amortization	-	-	1	1
Equity-based compensation expense	3	3	12	12
Other (2)	(1)	(1)	(1)	(1)
Adjusted EBITDAre	$(10)	$(10)	$(32)	$(32)

(1) The Company's income tax benefit for the three months and twelve months ended December 31, 2023, primarily relates to the release of valuation allowances.

(2) Other includes preopening costs, non-cash lease expense, pension settlement charge, interest income on Gaylord National bonds  and loss on extinguishment of debt.

(3) Same-Store Hospitality segment excludes JW Marriott Hill Country, which was acquired June 30, 2023.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

 FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2023		December 31, 2023
	(Preliminary)		(Preliminary)
	Low	High	Low	High
Consolidated
Net income	$164	$176	$336	$348
Noncontrolling interest in consolidated joint venture	(26)	(26)	(28)	(28)
Net income available to common stockholders and unit holders	138	150	308	320
Depreciation & amortization	57	57	211	211
Adjustments for noncontrolling interest	(4)	(4)	(8)	(8)
FFO available to common stockholders and unit holders	191	203	511	523

Pro rata adjustments from joint ventures	-	-	11	11
Deferred tax benefit (1)	(96)	(106)	(91)	(101)
Other (2)	30	30	40	40
Adjusted FFO available to common stockholders and unit holders	$125	$127	$471	$473

Diluted net income available to common stockholders per share (3)(5)	$2.30	$2.44	$5.29	$5.43
Adjusted FFO available to common stockholders and unit holders per diluted share/unit (4)(5)	$2.07	$2.10	$8.06	$8.10

(1) The Company's deferred tax benefit for the three months and twelve months ended December 31 primarily relates to the release of valuation allowances.

(2) Other includes right-of-use asset amortization; non-cash lease expense; pension settlement charge; amortization of deferred financing costs, discounts and premiums; loss on extinguishment of debt and adjustments for noncontrolling interest.

(3) Preliminary diluted net income per share calculated as preliminary net income,  divided by diluted shares outstanding for the respective period.

(4) Preliminary adjusted FFO available to common stockholders and unit holders per diluted share/unit calculated as preliminary adjusted FFO, divided by diluted shares/units outstanding for the respective period.

(5) Diluted net income per share and adjusted FFO available to common stockholders and unit holders per diluted share/unit does not include the equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company's OEG business, which may be settled in cash or shares at the Company's option, as these shares are currently anti-dilutive.